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Comparable companies

Company name	Ticker	Market cap (In USD million)	D/E ratio	Unlevered beta
Amplitude, Inc.	NasdaqCM:AMPL	912	0.0%	1.43
Braze, Inc.	NasdaqGS:BRZE	2,679	0.0%	1.17
Expert.ai S.p.A.	BIT:EXAI	219	n/a	n/a
Sidetrade SA	ENXTPA:ALBFR	263	n/a	n/a
Coveo Solutions Inc.	TSX:CVO	284	0.0%	1.62
AdvancedAdvT Limited	AIM:ADVT	296	n/a	n/a
i3 Verticals, Inc.	NasdaqGS:IIIV	494	0.0%	0.95
Rimini Street, Inc.	NasdaqGM:RMNI	301	22.5%	0.99
Tuya Inc.	NYSE:TUYA	1,397	0.0%	1.14
Intapp, Inc.	NasdaqGS:INTA	2,065	0.0%	1.54

Market approach - comparable transaction

Closing Date	Target	Target country of domicile	Target listing status	M&A feature	% stake acquired	Reported consideration	% owned after transaction	P/E
2024/12/27	Cloud Service Co., Ltd.	Japan	Private Company	Majority	100%	148.72	100%	39.9x
2021/12/10	Gray Matters Inc.	United States	Private Company	Majority	100%	8.92	100%	33.1x
2019/11/18	AI Soft Company Limited	Thailand	Private Company	Majority	51%	10.20	51%	14.4x
Average								29.1x
Median								33.1x

Market approach

Comparable company	Capital IQ Ticker	Country	P/E	
Amplitude, Inc.	NasdaqCM:AMPL	United States	nmf	
Braze, Inc.	NasdaqGS:BRZE	United States	nmf	
Expert.ai S.p.A.	BIT:EXAI	Italy	nmf	
Sidetrade SA	ENXTPA:ALBFR	France	26.8x	
Coveo Solutions Inc.	TSX:CVO	Canada	nmf	
AdvancedAdvT Limited	AIM:ADVT	United Kingdom	37.6x	
i3 Verticals, Inc.	NasdaqGS:IIIV	United States	27.9x	
Rimini Street, Inc.	NasdaqGM:RMNI	United States	8.1x	
Tuya Inc.	NYSE:TUYA	China	24.1x	
Intapp, Inc.	NasdaqGS:INTA	United States	nmf	
Median			26.8x	
Average			24.9x	
Market approach			**Low-end**	**High-end**
Selected multiple			24.9x	26.8x
Target financials			9,083	9,083
Business enterprise value			**226,380**	**243,815**
Plus: Net debt			n/a	n/a
100% equity value, non-control basis			**226,380**	**243,815**
Control premium	*25%*		56,595	60,954
100% equity value, control basis (USD'000)			**283,000**	**305,000**

Market approach - comparable transaction

Closing Date	Target	Target country of domicile	Target listing status	M&A feature	% stake acquired	Reported consideration	% owned after transaction	P/E
2024/12/27	Cloud Service Co., Ltd.	Japan	Private Company	Majority	100%	148.72	100%	39.9x
2021/12/10	Gray Matters Inc.	United States	Private Company	Majority	100%	8.92	100%	33.1x
2019/11/18	AI Soft Company Limited	Thailand	Private Company	Majority	51%	10.20	51%	14.4x
Average								29.1x
Median								33.1x

Market approach		
Selected multiple	29.1x	33.1x
Target financials	9,083	9,083
100% equity value	**265,000**	**300,000**


SPAC Public Shareholders
SPAC Sponsor and Insiders
78.2%
22.8%
Miluna Acquisition Corp (Cayman Islands)
Parent Shareholder
Kukugan Invest (Cayman Islands)
CADV Ventures S.A. (Poland)
Equity Interest (100% unless otherwise indicated)


Parent Shareholder
60.5%*
Other Parent Closing Shareholders
8.6%**
SPAC Public Shareholders
19.1%
ARC Group International Limited
6.5%***
SPAC Sponsor and Insiders
5.3%
Kukugan Corp (formerly Miluna Acquisition Corp (Cayman Islands)
CADV Ventures S.A. (Poland)
*Represents 21,900,000 PubCo Class A Ordinary Shares to be issued to Mr. Shang Ju Lin upon the Closing.
**Represents 3,125,000 PubCo Class A Ordinary Shares to be issued to four advisory firms to Parent upon the Closing.
***Represents 2,366,592 ARC Advisory Shares to be issued upon the Closing; The ARC Advisory Shares will constitute 4.9% of the total fully diluted post-Closing ownership.
Equity Interest (100% unless otherwise indicated; calculated assuming no Redemptions, and without giving effect to any dilutive instruments.)


2
Analysis
The CADV AI system and a team of specialists analyze the report and identify the cause of the problem.
1
Report
The client reports a technical issue or a need for IT system support.
3
Response
Appropriate operational actions are taken by automated systems or technical specialists.
4
Stabilization
Once the incident is resolved, the system is restored to stable operation.


Parent Shareholder
Other Parent Closing Shareholders
SPAC Public Shareholders
ARC Group International Limited
SPAC Sponsor and Insiders
92.3%*
1.7%**
3.7%
1.3%***
1.0%
Kukugan Corp (formerly Miluna Acquisition Corp (Cayman Islands)
CADV Ventures S.A. (Poland)
Voting Power (100% unless otherwise indicated; calculated assuming no Redemptions, and without giving effect to any dilutive instruments.)

*Represents 21,900,000 PubCo Class A Ordinary Shares and 10,000,000 PubCo Class B Ordinary Shares to be beneficially owned by Mr. Shang Ju Lin upon the Closing. The PubCo Class B Ordinary Shares will entitle the holder to 15 votes per share but will have no economic rights, including no rights to dividends, distributions or proceeds upon liquidation.

**Represents 3,125,000 PubCo Class A Ordinary Shares to be issued to four advisory firms to Parent upon the Closing.

***Represents 2,366,592 ARC Advisory Shares to be issued upon the Closing; The ARC Advisory Shares will constitute 4.9% of the total fully diluted post-Closing ownership.



Artificial Intelligence For IT Operations Platform Market
Size, by Region, 2018 - 2030
GRAND VIEW RESEARCH
Market Size (US$B)
40
30
20
10
0
$14.6
$17.8
$36.1
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
MEA
Latin America
Asia Pacific
Europe
North America

Polish enterprise AI software company founded in 2013 and headquartered in Warsaw, Poland, focused on improving digital customer engagement for organizations.

Serves enterprise clients primarily across financial services, telecommunications, and e-commerce sectors.

GPA[1] mobilum[2] ING[3] SABER[4] BTCS S.A.[5]

CADV.AI

Develops AI-driven platforms that analyze user behavior in real time and automatically personalize digital experiences across websites and mobile applications.

Operating internationally with a growing presence in Europe and Asia, with expansion into Singapore and Southeast Asia to support regional growth.